Exhibit (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of the State Street Institutional Funds (formerly, the GE Institutional Funds):

We consent to the references to our firm under the headings “FINANCIAL HIGHLIGHTS” in the Prospectuses of State Street Institutional U.S. Equity Fund (formerly, GE Institutional U.S. Equity Fund), State Street Institutional S&P 500 Index Fund (formerly, GE Institutional S&P 500 Index Fund), State Street Institutional U.S. Large-Cap Core Equity Fund (formerly, GE Institutional U.S. Large-Cap Core Equity Fund), State Street Institutional Premier Growth Equity Fund (formerly, GE Institutional Premier Growth Equity Fund), State Street Institutional Small-Cap Equity Fund (formerly, GE Institutional Small-Cap Equity Fund), State Street Institutional International Equity Fund (formerly, GE Institutional International Equity Fund), State Street Institutional Strategic Investment Fund (formerly, GE Institutional Strategic Investment Fund), and State Street Institutional Income Fund (formerly, GE Institutional Income Fund) (collectively the “Funds”) filed on form N-1A.

/s/ KPMG LLP

Boston, Massachusetts

January 25, 2017